 Exhibit 10.1

Massachusetts Association Of Realtors

STANDARD LAND PURCHASE AND SALE AGREEMENT

The parties make this Agreement this day of 8/13/2013 This Agreement supersedes and replaces all obligations made in any prior Contract To Purchase or agreement for sale entered into by the parties

1, Parties

The Mazzal Trust .. the "SELLER," agrees to sell to Boston investment and development Corp. the BUYER," agrees to buy, the premises described in paragraph 2 on the terms set forth below. BUYER may require the conveyance to be made to another person or entity ("Nominee") upon notification in writing to SELLER at least five business days prior to the date for performance set forth in paragraph 5. Designation of a Nominee shall not discharge the BUYER from any obligation under this Agreement and BUYER hereby agrees to guarantee performance by the Nominee.

2. Description Of Premises. The premises (the "Premises") consist of:

(a) the land with any and all buildings thereon known as 171 Hart St Taunton MA 02780

3. Attached; and

(b) all structures, and improvements on the land and the fixtures, The land in Taunton, Bristol County, Massachusetts, on the southerly side of Hart Street and being Lot 2 as shown on a plan of land entitled “Plan of Land in Taunton, Massachusetts, owned by Gloria S. Paolella, scale 1’ = 100 feet dated August 30, 1995, rev. 9/07/1995, by Haywood-Boynton and Williams, Inc. surveyors civil engineers, 60 Court Street, Taunton, MA, which plan is recorded with the Bristol County Northern District Registry of Deeds in Plan Book 349 Page 31, and to which plan reference is hereby made for a more particular description of said premises.

$ 1,500,000 one and half million Boston investment and development Corp. shares)

4. Escrow .All funds ,deposited or paid by the BUYER shall be held in a non-interest bearing escrow account, as escrow agent, subject to the

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terms of this Agreement and shall be paid or otherwise duly accounted for at the time for performance. If a dispute arises between the BUYER and SELLER concerning to whom escrowed funds should be paid, the escrow agent may retain all escrowed funds pending written instructions mutually given by the BUYER and the SELLER. The escrow agent shall abide by any Court decision concerning to whom the funds shall be paid and shall not be made a party to a lawsuit solely as a result of holding escrowed funds. Should the escrow agent be made a party in violation of this paragraph, the escrow agent shall be dismissed and the party asserting a claim against the escrow agent shall pay the agent's reasonable attorneys' fees and costs. [If interest Is to accrue on escrowed funds, Indicate to whom It shall be paid.}

5. Time For Performance. The SELLER shall deliver the deed and the BUYER shall pay the balance of the purchase price at 4PM o'clock. on the 12 day of May / 31 / 2013 at the Registry of Deeds, or at such other time and place as is mutually agreed in writing. TIME IS OF THE ESSENCE AS TO EACH PROVISION OF THIS AGREEMENT. Unless the deed and other documents required by this Agreement are recorded at the time for performance, all documents and funds are to be held in escrow, pending prompt rundown of the title and recording (or registration in the case of registered land). SELLER'S attorney or other escrow agent shall disburse funds the next business day following the date for performance, provided that the recording attorney has not reported a problem outside the recording attorney's control.

6. Title/Plans. The SELLER shall convey the Premises by a good and sufficient quitclaim deed running to the BUYER or to the BUYER'S nominee, conveying good and clear record and marketable title to the Premises, free from liens and encumbrances, except:

(a) Real estate taxes assessed on the Premises which are not yet due and payable;

(b) Betterment assessments, if any, which are not a recorded lien on the date of this Agreement;

(c) Federal, state and local laws, ordinances, bylaws, rules and regulations regulating use of land, including building codes, zoning bylaws, health and environmental laws;

(d) Rights and obligations in party walls;

(e) Any easement, restriction or agreement of record presently in force which does not interfere with the reasonable use of the Premises as now used;

(f) Utility easements in the adjoining ways;

(g) Matters that would be disclosed by an accurate survey of the Premises; and

(h) ________________________________________________________________________________________ _

[Insert In (h) references to any other easement, restriction, lease or encumbrance which may continue after title Is transferred)

If the deed refers to a plan needed to be recorded with it, at the time for perform once the SELLER shall deliver the plan with the deed in proper form for recording or registration.

7. Title Insurance. BUYER'S obligations are contingent upon the availability (at normal premium rates) of an owner's title insurance policy insuring BUYER'S title to the premises without exceptions other than the standard exclusions from coverage printed in the current American Land Title Association ("AL TAn) policy cover, the standard printed exceptions contained in the ALTA form currently in use for survey matters and real estate taxes (which shall only except real estate taxes not yet due and payable) and those exceptions permitted by paragraph 6 of this Agreement.

8. Closing Certifications and Documents. The SELLER shall execute and deliver simultaneously with the delivery of the deed such certifications and documents as may customarily and reasonably be required by the

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BUYER'S attorney, BUYER'S lender, BUYER'S lender's attorney or any title insurance company insuring the BUYER'S title to the Premises, in duding, without limitation, certifications and documents relating to: (a) parties in possession of the premises; (b) the creation of mechanics' or material men’s liens; and SELLER'S satisfaction of requirements concerning UFFI imposed upon residential sellers by statute and applicable regulations; (c) the HUD-1 Settlement Statement and other financial affidavits and agreements as may reasonably be required by the lender or lender's attorney; (d) the citizenship and residency of SELLER as required by law; and (e) information required to permit the closing agent to report the transaction to the Internal Revenue Service. At the time of delivery of the deed, the SELLER may use monies from the purchase to clear the title, provided that all documents related thereto are recorded with the deed or within a reasonable time thereafter acceptable to the BUYER and, provided further, that discharges of mortgages from banks, credit unions, insurance companies and other institutional lenders may be recorded within a reasonable time after recording of the deed in accordance with usual convincing practices. The SELLER'S spouse hereby agrees to release all statutory, common law or other rights or interest in the Premises and to execute the deed, if necessary.

9. Possession And Condition Of Premises. At the time for performance the SELLER shall give the BUYER possession of the entire Premises, free of all occupants and tenants and of all personal property, except property induced in the sale or tenants permitted to remain. At the time for performance the Premises also shall comply with the requirements of paragraph 6, and be broom dean and in the same condition as the Premises now are, reasonable wear and tear excepted, with the SELLER to have performed all maintenance customarily undertaken by the SELLER between the date of this Agreement and the time for performance, and there shall be no outstanding notices of violation of any building, zoning, health or environmental law, bylaw, code or regulation, except as agreed. The BUYER shall have the right to enter the Premises within forty-eight (48) hours prior to the time for performance or such other time as may be agreed and upon reasonable notice to SELLER for the purpose of determining compliance with this paragraph. At the time of recording of the deed, or as otherwise agreed, the SELLER shall deliver to BUYER all keys to the Premises, garage door openers and any security codes. Until delivery of the deed, the SELLER shall maintain fire and extended coverage insurance on the Premises in the same amount as currently insured.

10. Extension Of Time For Performance. If the SELLER cannot convey title as required by this Agreement or cannot deliver possession of the Premises as agreed, or if at the time of the delivery of the deed the Premises do not conform with the requirements set forth in this Agreement or the BUYER is unable to obtain title insurance in accordance with paragraph 7, upon written notice given no later than the time for performance from either party to the other, the time for performance shall be automatically extended for thirty (30) days, except that if BUYER'S mortgage commitment expires or the terms will materially and adversely change in fewer than thirty (30) days, the time for performance set forth in paragraph 5 shall be extended to one business day before expiration of the mortgage commitment. SELLER shall use reasonable efforts to make title conform or to deliver possession as agreed, or to make the Premises conform to the requirements of this Agreement. Excluding discharge of mortgages and liens, about which the SELLER has actual knowledge at the time of signing this Agreement, the SELLER shall not be required to incur costs or expenses totaling in excess of one-half (Y2) of one percent of the purchase price to make the title or the Premises conform or to deliver possession as agreed. If at the expiration of the time for performance, or if there has been an extension, at the expiration of the time for performance as extended, the SELLER, despite reasonable efforts, cannot make the title or Premises conform, as agreed, or cannot deliver possession, as agreed, or if during the period of this Agreement or any extension thereof, the SELLER has been unable to use proceeds from an insurance claim, if any, to make the Premises conform, then, at the BUYER'S election,

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any payments made by the BUYER pursuant to this Agreement shall be immediately returned. Upon return of all such funds, all obligations of the BUYER and SELLER shall terminate and this Agreement shall automatically become void and neither the BUYER nor SELLER shall have further recourse or remedy against the other.

11. Nonconformance Of Premises. If the Premises do not conform to the requirements of paragraph 9 because they have been damaged by fire or other casualty (occurring after the date of this Agreement) that is covered by insurance, then the BUYER shall have the right to elect whether or not to proceed to accept the Premises and take title. If BUYER elects to proceed BUYER shall have the right to elect to have the SELLER payer assign to the BUYER, at the time for performance, the proceeds recoverable on account of such insurance, less any cost reasonably incurred by the SELLER for any incomplete repairs or restoration. If the SELLER, despite reasonable efforts, has neither been able to restore the Premises to its former condition nor to payor assign to the BUYER the appropriate portion of insurance proceeds, the BUYER shall have the right to elect to have the SELLER give the BUYER a credit toward the purchase price, for the appropriate amount of insurance proceeds recoverable less any costs reasonably incurred by the SELLER for any incomplete restoration.

12. Acceptance Of Deed. The BUYER shall have the right to accept such title to the Premises as the SELLER can deliver at the time for performance and if extended, shall have such right at the time for performance, as extended. The BUYER shall also have the right to accept the Premises in the then current condition and to pay the purchase price without reduction of price. Upon notice in writing of BUYER'S decision to accept the Premises and title, the SELLER shall convey title and deliver possession. Acceptance of a deed by the BUYER or BUYER'S nominee, if any, shall constitute full performance by the SELLER and shall be deemed to release and discharge the SELLER from every duty and obligation set forth in this Agreement, except any duty or obligation of the SELLER that the SELLER has agreed to perform after the time for performance. Notwithstanding the foregoing, the warranties, if any, made by the SELLER shall survive delivery of the deed.

13. Adjustments. At the time for performance of this Agreement adjustments shall be made as of the date of performance for current real estate taxes, fuel value, water rates, sewer use charges, collected rents, uncollected rents (if and when collected by either party), security deposits, prepaid premiums on insurance if assigned. The net total of such adjustments shall be added to or deducted from the purchase price payable by the BUYER at the time for performance. If the real estate tax rate or assessment has not been established at the time for performance, apportionment of real estate taxes shall be made on the basis of the tax for the most recent tax year with either party having the right to request apportionment from the other within twelve months of the date that the amount of the current year's tax is established. {If tenants will continue to occupy the Premises, use of the Rental Properly Addendum to Purchase And Sale Agreement should be considered.}

14. Acknowledgment Of Fee Due Broker. The SELLER and BUYER acknowledge that a fee of 2% for professional services shall be paid by the SELLER to KELLER WILLIAMS REALTY,' the "BROKER", at the time for performance. In the event of a conflict between the terms of this Agreement and a prior fee agreement with BROKER, the terms of the prior fee agreement shall control unless BROKER has expressly agreed to a change in Writing. The BUYER and SELLER acknowledge receipt of a notice from BROKER, pursuant to 254 of the Code of Massachusetts Regulations Section 3.0 (13), regarding any agency

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relationship of the BROKER with the BUYER and/or the SELLER. The BUYER and SELLER understand that ___________________ , [insett name] a real estate broker, is seeking a fee from rendered as a seller's subagent / buyer's agent / facilitator (non-agent> [choose one). The BUYER further represents and warrants that there is no other broker with whom BUYER has dealt in connection with the purchase of the Premises.

15. Buyer's Default. If the BUYER or BUYER'S Nominee breaches this Agreement, all escrowed funds paid or deposited by the BUYER shall be paid to the SELLER as liquidated damages. Receipt of such payment shall constitute the SELLER'S sole remedy, at law, in equity or otherwise, for BUYER'S default. The BUYER and SELLER agree that in the event of default by the BUYER the amount of damages suffered by the SELLER will not be easy to ascertain with certainty and, therefore, BUYER and SELLER agree that the amount of the BUYER'S deposit represents a reasonable estimate of the damages likely to be suffered.

16. Buyer's Financing. (Delete If Waived) The BUYER'S obligation to purchase is conditioned upon obtaining a written commitment for mortgage financing in the amount of $___ at prevailing rates, terms and conditions by____________. The BUYER shall have an obligation to act reasonably diligently to satisfy any condition within BUYER'S control. If, despite such diligent efforts, the BUYER has been unable to obtain such written commitment, the BUYER may terminate this Agreement by giving written notice that is received by SELLER or SELLER'S agent by 5:00 p.m. on the calendar day after the date set forth above. In the event that notice has not been actually or constructively received, this condition is deemed waived. In the event that due notice has been received, all monies deposited or paid by the BUYER shall be returned and all obligations of the BUYER and SELLER pursuant to this Agreement shall cease and this Agreement shall become void. In no event shall the BUYER be deemed to have used reasonable efforts to obtain financing unless the BUYER has submitted at least one (1) application to a licensed mortgage lender by ________________________ and acted reasonably promptly in providing any additional information requested by the mortgage lender.

17. Inspections/Survey. (Delete If Waived) The BUYER'S obligations under this Agreement are subject to the right to obtain inspection(s) of the Premises or any aspect thereof, including, but not limited to, home, pest, radon, lead paint, septic/sewer, water quality, and water drainage by consultant(s) regularly in the business of conducting said inspections, of BUYER'S own choosing, and at BUYER'S sole cost within __ days after SELLER'S acceptance of this agreement. If the results are not satisfactory to BUYER, in BUYER'S sole discretion, BUYER shall have the right to give written notice received by the SELLER or SELLER'S agent by 5:00 p.m. on the calendar day after the date set forth above, terminating this agreement. Upon receipt of such notice this agreement shall be void and all monies deposited by the BUYER shall be returned. Failure to provide timely notice of termination shall constitute a waiver. In the event that the BUYER does not exercise the right to have such inspection(s) or to so terminate, the SELLER and the listing broker are each released from claims relating to the condition of the Premises that the BUYER or the BUYER'S consultants could reasonably have discovered. The BUYER acknowledges receipt of the Home Inspectors Facts For Consumers brochure prepared by the Office of Consumer Affairs.

18. Lead Paint Laws. For premises built before 1978 BUYER acknowledges receipt of the "Department of Public Health Property Transfer Notification" regarding the Lead Law, acknowledges verbal notification of the possible presence of lead hazards and the provisions of the Federal and Massachusetts Lead Laws and regulations, including the right to inspect for dangerous levels of lead. Occupancy of premises containing dangerous levels of lead by a child under six years of age is prohibited, subject to exceptions permitted by law. BUYER further acknowledges that neither the SELLER nor any real estate agent has made any

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representation, express or implied, regarding the absence of lead paint or compliance with any lead law, except as set forth in writing. BUYER assumes full responsibility for compliance with all laws relating to lead paint removal, if required by law, and related matters (in particular, without limitation, Mass. G. L., c. 111, § 197), and BUYER assumes full responsibility for all tests, lead paint removal and other costs of compliance. Pursuant to 40 CMR 745.113(a), the Property Transfer Notification Certification is attached to this agreement.

19. Certificate of Approved Installation. The SELLER shall equip the residential structure on the Premises with approved smoke detectors and Carbon Monoxide Detectors and furnish BUYER with Certificate of Approved Installation from the local Fire Department at the time for performance to the extent required by law as well as any wood stove permit, if any, required by law, regulation or ordinance.

20. Warranties And Representations. The SELLER represents and warrants that the Premises is not served by a septic system or cesspool. [If yes, a copy of the Title 5 Addendum is attached.] The SELLER further represents that there is not has no knowledge of underground storage tank. The SELLER further represents and warrants that SELLER has full authority to enter into this Agreement. The buyer is not relying upon, any representation, verbal or written, from any real estate broker or licensee concerning legal use. Any reference to the category (single family, multifamily, residential, commercial) or the use of this property in any advertisement or listing sheet, including the number of units, number of rooms or other classification is not a representation concerning legal use or compliance with zoning by-laws, building code, sanitary code or other public or private restrictions by the broker. The BUYER understands that if this information is important to BUYER, it is the duty of the BUYER to seek advice from an attorney or written confirmation from the municipality. In addition, the BUYER acknowledges that there are no warranties or representations made by the SELLER or any broker on which BUYER relies in making this Offer, except those previously made in writing and the following

________________________________________________________________________________________:

{If none, state "none"; ff any listed, indicate by whom the warranty or representation was made.]

21. Notices. All notices required or permitted to be made under this Agreement shall be in writing and delivered in hand, sent by certified mail, return receipt requested or sent by United States Postal Service overnight Express Mail or other overnight delivery service, addressed to the BUYER or SELLER or their authorized representative at the address set forth in this paragraph. Such notice shall be deemed to have been given upon delivery or, if sent by certified mail on the date of delivery set forth in the receipt or in the absence of a receipt three business days after deposited or, if sent by overnight mail or delivery, the next business day after deposit with the overnight mail or delivery service, whether or not a signature is required. Acceptance of any notice, whether by delivery or mail, shall be sufficient if accepted or signed by a person having express or implied authority to receive same. Notice shall also be deemed adequate if given in any other form permitted by law.

BUYER: Boston investment and development Corp. SELLER: The Mazzal Trust .

675 VFW Park Way # 189 Chestnut Hill MA 02467: Address 20 Burrage , Rd. Newton , MA 02459 0

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22. Counterparts I Facsimiles I Construction Of Agreement. This Agreement may be executed in counterparts. Signatures transmitted by facsimile shall have the effect of original signatures. This Agreement shall be construed as a Massachusetts contract; is to take effect as a sealed

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instrument; sets forth the entire agreement between the parties; is binding upon and is intended to benefit the BUYER and SELLER and each of their respective heirs, devisees, executors, administrators, successors and assigns; and may be canceled, modified or amended only by a written agreement executed by both the SELLER and the BUYER. If two or more persons are named as BUYER their obligations are joint and several. If the SELLER or BUYER is a trust, corporation, limited liability company or entity whose representative executes this Agreement in a representative or fiduciary capacity, only the principal or the trust or estate represented shall be bound, and neither the trustee, officer, shareholder or beneficiary shall be personally liable for any obligation, express or implied. The captions and any notes are used only as a matter of convenience and are not to be considered a part of this Agreement and are not to be used in determining the intent of the parties. Any matter or practice which has not been addressed in this Agreement and which is the Subject of a Title Standard or Practice Standard of the Massachusetts Conveyances Association at the time for performance shall be governed by the Title Standard or Practice Standard of the Real Estate Bar Association for Massachusetts formerly known as the Massachusetts Conveyances Association

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UPON SIGNING, THIS DOCUMENT WILL BECOME A LEGALLY BINDING AGREEMENT. IF NOT UNDERSTOOD, SEEK ADVICE FROM AN ATTORNEY.

The Mazzal Trust . the "SELLER,"

i.e. By: /s/ Mazzal Ilooz Trustee Tuesday, August 13, 2013

Boston investment and development Corp. the BUYER,"

By: /s/ Nissim Trabelsi, as President Tuesday, August 13, 2013

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